UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2005

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 279-1789

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On February 1, 2005 Chase Corporation (the “Company”) and Fleet National Bank entered into (a)  the Seventh Amendment to the Amended and Restated Loan Agreement and (b) the Second Amendment to Amended and Restated Revolving Credit Note.

Under the terms of the Seventh Amendment to the Amended and Restated Loan Agreement and the terms of Second Amendment to Amended and Restated Revolving Credit Note, the expiration date of the Loan Agreement is amended from March 31, 2006 to March 31, 2007.  Additionally, the revolving commitment is increased so as to be up to $10,000,000.  Prior to the February 1, 2005 amendments, the commitment was up to $7,000,000.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
10.1

First Amended and Restated Loan Agreement between Chase Corporation and Fleet National Bank dated October 31, 2001 (including First through Sixth Amendments to Amended and Restated Loan Agreement) is incorporated by reference from Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

10.2

Amended and Restated Revolving Credit Note between Chase Corporation and Fleet National Bank dated October 31, 2001 is incorporated by reference from Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

The Seventh Amendment to the Amended and Restated Loan Agreement and the Second Amendment to Amended and Restated Revolving Credit Note will be filed as Exhibits to the Company’s Form 10-Q for the interim period ending February 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 4, 2005	By:	/s/ Peter. R. Chase
Peter R. Chase
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amended and Restated Loan Agreement between Chase Corporation and Fleet National Bank dated October 31, 2001 (including First through Sixth Amendments to Amended and Restated Loan Agreement) is incorporated by reference from Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.

10.2

Amended and Restated Revolving Credit Note between Chase Corporation and Fleet National Bank dated October 31, 2001 is incorporated by reference from Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2004.